UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2019

SELECT BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-50400	20-0218264
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 W. Cumberland Street, Dunn, North Carolina	28334
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (910) 892-7080

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	SLCT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)       On September 23, 2019, Select Bank & Trust Company (the “Bank”), which is a wholly owned subsidiary of the registrant, entered into a supplemental executive retirement plan agreement with each of the following named executive officers:

Officer Name	Position with Bank
William L. Hedgepeth II	President and Chief Executive Officer
Lynn H. Johnson	Executive Vice President and Chief Operating Officer

Subject to its terms and conditions, each agreement is an unfunded promise intended to provide the officer with certain supplemental retirement benefits upon retirement, or if earlier, upon the officer’s separation from service for certain qualifying terminations of the officer’s employment. The amount and timing of payment of the supplemental retirement benefits vary based on a number of factors, including, among others, the age of the officer, the reason for any separation from service, and whether the officer has met the vesting requirements set forth in the agreement at the time of any payment triggering event.

Set forth below is a table summarizing the benefit amount and timing of such payment that would be due to the officer upon certain events resulting in a separation from service of the officer from the employ of the Bank:

Triggering Event	Benefit Amount(1)	Timing of Benefit Payments(2)	Acceleration of Benefit Vesting
Termination of employment on or after reaching normal retirement age of 67	Vested Annual Benefit Amount on date of termination of employment	For 15 years, with first payment occurring on first day of year following termination of employment	n/a

Termination of employment by the officer without good reason (as defined in the agreement) before reaching normal retirement age of 67	Vested Annual Benefit Amount on date of termination of employment	For 15 years, with first payment occurring on first day of year following the year individual reaches normal retirement age of 67	No

Termination of employment by the Bank without cause (as defined in the agreement) or by the officer with good reason before reaching normal retirement age of 67	Projected Vested Annual Benefit Amount existing at age 67	For 15 years, with first payment occurring on first day of year following the year individual reaches normal retirement age of 67	No

Officer dies prior to terminating employment	Cash amount equal to the present value of projected Vested Annual Benefit Amount on date of death	Single lump-sum payment within 60 days of the date of officer’s death	Yes

Officer dies after termination of employment	Cash amount equal to the present value of Vested Annual Benefit Amount remaining at the officer’s death	Single lump-sum payment within 60 days of the date of officer’s death	n/a

Termination of employment due to disability before reaching normal retirement age of 67	Cash amount equal to the present value of the projected Vested Annual Benefit Amount as of date of termination of employment	Single lump-sum payment within 60 days of termination of employment	Yes

Termination of employment without cause or by officer for good reason within 12 months of a change in control of the Bank	Cash amount equal to the present value of projected Vested Annual Benefit Amount as of date of termination of employment	Single lump-sum payment within 30 days of termination of employment	Yes

(1)	The benefit amount is subject to reduction in the event that the applicable payments would constitute “parachute payments” (within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”)). The benefit amount would be reduced so that no payments to be made or benefit to be provided to the officer would be subject to the excise tax imposed under Code Section 4999.
(2)	Payment may be delayed as required by Code Section 409A if officer is a “specified employee” (as defined in Section 409A).

Additionally, if an officer is already receiving payments under the agreement at the time a change in control (as defined in the agreement) of the Bank occurs, the benefit payments otherwise payable would generally be accelerated to a single lump-sum payment, with such lump-sum payment being equal to the present value of the benefit the officer is receiving at the time the change in control occurs, applying a five percent (5%) discount rate.

Each agreement provides that the applicable officer would not be entitled to any benefit under the agreement if the officer’s separation from service is due to a termination with cause (as defined in the agreement).

The annual benefit amount to which an officer is entitled under the agreement is calculated based on a formula (as more particularly set forth in Section 1.1 of the agreement), which is generally designed for the officer to receive for a period of 15 years an annual benefit equal to a percentage of the officer’s average salary over the officer’s last sixty months of employment prior to the date that the officer either terminates employment or reaches normal retirement age (or, if later, the date that the officer terminates employment after reaching normal retirement age), subject to certain offsets and assumptions. The percentage of the salary to be received is generally based off of how many years of an assumed full 40-year working career the officer was employed at the Bank.

Subject to earlier acceleration as shown in the table above, the officer becomes vested, assuming continued employment, in the benefit amount over a five-year period, with the officer becoming 20% vested in the benefit upon reaching the age of 63. The remaining 80% vests on each subsequent anniversary thereafter at a rate of 20% per year, such that the officer would be fully vested at the normal retirement age of 67.

The foregoing description of the 2019 supplemental executive retirement plan agreements is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1 and 10.2 to this current report and are incorporated into this item by reference.

Item 9.01           Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

10.1	2019 Supplemental Executive Retirement Plan Agreement dated September 23, 2019, with William L. Hedgepeth II.

10.2	2019 Supplemental Executive Retirement Plan Agreement dated September 23, 2019, with Lynn H. Johnson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT BANCORP, INC.

Date: September 24, 2019	By:	/s/ Mark A. Jeffries
Mark A. Jeffries
Executive Vice President and Chief Financial Officer